SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                        SECURITY CAPITAL U.S. REALTY
           (Exact name of registrant as specified in its charter)



         Luxembourg                                       N/A
(Jurisdiction of Organization)           (I.R.S. Employer Identification No.)



       25b, boulevard Royal
        L-2449 Luxembourg                                   N/A
      (Address of principal                              (Zip Code)
        executive offices)

If this Form relates to the registration      If this Form relates to the
of a class of securities pursuant             registration of a class of
to Section 12(b) of the Exchange Act and      securities pursuant to Section
is effective pursuant to General              12(g) of the Exchange Act and is
Instruction A.(c), check the following        effective pursuant to General
box. |X|                                      Instruction A.(d), check the
                                              following box. | |

      Securities Act registration statement file number to which this form relates: N/A

     Securities to be registered pursuant to Section 12(b) of the Act:


   Titles of each class                         Name of Exchange on which
   to be so registered                       each class is to be registered
   --------------------                      ------------------------------
American Depositary Shares                       New York Stock Exchange



     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         A complete description of the American Depositary Shares which are to be registered hereunder is contained under the caption "Description of American Depositary Shares" in ITEM 6. EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS in the Registration Statement on Form 20-F, as amended (File No. 0-25815), of Security Capital U.S. Realty, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such description is hereby incorporated by reference.

Item 2.  Exhibits.
         --------

         The following exhibits are filed with the New York Stock Exchange:

         Exhibit
         Number        Exhibit
         -------       -------
         4.1         Articles of Incorporation of Security Capital U.S.
                     Realty, as amended (incorporated by reference to Exhibit
                     4.1 of Security Capital U.S. Realty's Registration Statement on Form 20-F (File No. 0-25815).

         4.2 Form of Deposit Agreement by and between Security Capital U.S. Realty and The Bank of New York, as depositary, including form of American Depositary Receipt (incorporated by reference to Exhibit A of Security Capital U.S. Realty's Registration Statement on Form F-6 (File No. 333-10472).

         5.1 Form of American Depositary Receipt for American Depositary Shares of Security Capital U.S. Realty (attached as Exhibit A to Exhibit 4.2 above).

                                 SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SECURITY CAPITAL U.S. REALTY



                                       By:       /s/ Jeffrey A. Cozad
                                               -----------------------
                                                Jeffrey A. Cozad
                                                Managing Director



Date:    June 18, 1999